UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 8, 2011

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Fluidigm Corporation (“Fluidigm”) held its 2011 annual meeting of stockholders on September 8, 2011 (the “Annual Meeting”). Of the 19,992,765 shares of Fluidigm’s common stock outstanding as of July 25, 2011, 14,490,338 shares were represented at the Annual Meeting, either in person or by proxy, constituting 72.47% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.	Election of Class I Directors by the holders of common stock. The following nominees were elected by the holders of common stock to serve as Class I directors, each to hold office until Fluidigm’s 2014 annual meeting of stockholders or until his respective successor has been duly elected and qualified or his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Evan Jones	14,236,108	12,325	241,905
Patrick S. Jones	14,235,605	12,828	241,905

2.	Advisory Vote on Executive Compensation. On an advisory basis, the compensation of our named executive officers for the year ended December 31, 2010 as disclosed in our proxy statement was approved by our stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,201,785	37,451	9,197	241,905

3.	Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation. On an advisory basis, the stockholders indicated their preference that an advisory vote on executive compensation occur annually:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
12,044,324	159,097	2,011,549	33,463	241,905

Based on the approval of one year as the frequency of an advisory vote on the compensation of Fluidigm’s named executive officers, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of Fluidigm’s named executive officers annually until the next required vote on the frequency of such an advisory vote.

4.	Ratification of Selection of Independent Registered Public Accounting Firm. The selection of Ernst & Young LLP as Fluidigm’s independent registered public accounting firm for the fiscal year ending December 31, 2011, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,486,180	3,500	658	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ William M. Smith
William M. Smith
Vice President, Legal Affairs, General Counsel

Date: September 12, 2011